                                                                    EXHIBIT 4.1



                              CKE RESTAURANTS, INC.
                                    AS ISSUER

                                       AND

                            THE SUBSIDIARY GUARANTORS
                                  NAMED HEREIN





                         9 1/8% SENIOR SUBORDINATED NOTES
                                 DUE MAY 1, 2009

                                  ------------


                                    INDENTURE

                            DATED AS OF MARCH 4, 1999


                                  ------------


          CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION

                                     TRUSTEE

                              CKE RESTAURANTS, INC.

                              CROSS-REFERENCE SHEET
                PURSUANT TO ITEM 601(b)(4)(iv) OF REGULATION S-K


     SECTION OF THE
TRUST INDENTURE ACT OF 1939                               INDENTURE LOCATION AND CAPTION
---------------------------                               ------------------------------
310(a)......................................     Section 7.10 (Eligibility; Disqualification)
310(b)......................................     Section 7.10 (Eligibility; Disqualification);
                                                 Section 7.8 (Replacement of Trustee)
311(a) and (b)..............................     Section 7.11 (Preferential Collection of
                                                 Claims Against Company)
311(c)......................................     Not Applicable
312(a), (b) and (c).........................     Section 2.5 (Holder Lists); Section 12.3
                                                 (Communication by Holders of Notes with Other
                                                 Holders of Notes)
3.13(a), (b), (c) and (d)...................     Section 7.6 (Reports by Trustee to Holders of
                                                 the Notes)
3.14(a).....................................     Section 4.3 (Commission Reports and Reports
                                                 to Holders)
3.14(b).....................................     Not Applicable
3.14(c).....................................     Section 4.4 (Compliance Certificate);
                                                 Section 7.2 (Rights of Trustee); Section 12.4
                                                 (Certificate and Opinion as to Conditions
                                                 Precedent)
3.14(d).....................................     Not Applicable
3.14(e).....................................     Section 12.5 (Statements Required in
                                                 Certificate or Opinion)
3.14(f).....................................     Section 12.4 (Certificate and Opinion as to
                                                 Conditions Precedent)
3.15(a).....................................     Section 7.1 (Duties of Trustee); Section 7.2
                                                 (Rights of Trustee)
3.15(b).....................................     Section 7.5 (Notice of Defaults)
3.15(c) and (d).............................     Section 7.1 (Duties of Trustee); Section 7.2
                                                 (Rights of Trustee); Section 6.11
                                                 (Undertaking for Costs)
3.15(e).....................................     Section 6.11 (Undertaking for Costs)
3.16(a).....................................     Section 6.1 (Events of Default); Section 6.5
                                                 (Control by Majority)
3.16(b).....................................     Section 6.7 (Rights of Holders of Notes to
                                                 Receive Payment)
3.16(c).....................................     Not Applicable
3.17(a).....................................     Section 6.2 (Acceleration); Section 6.8
                                                 (Collection Suit by Trustee)
317(b)......................................     Section 2.4 (Paying Agent to Hold Money in
                                                 Trust)
318(a)......................................     Section 12.1 (Trust Indenture Act Controls)

                               TABLE OF CONTENTS


                                                                                          Page
ARTICLE 1. DEFINITIONS AND INCORPORATION  BY REFERENCE.......................................1

Section 1.1. Definitions.....................................................................1
Section 1.2. Other Definitions..............................................................20
Section 1.3. Incorporation By Reference of Trust Indenture Act..............................21
Section 1.4. Rules of Construction..........................................................21

ARTICLE 2. THE NOTES........................................................................22

Section 2.1. Form and Dating................................................................22
Section 2.2. Execution and Authentication...................................................23
Section 2.3. Registrar and Paying Agent.....................................................23
Section 2.4. Paying Agent To Hold Money in Trust............................................23
Section 2.5. Holder Lists...................................................................24
Section 2.6. Transfer and Exchange..........................................................24
Section 2.7. Replacement Notes..............................................................36
Section 2.8. Outstanding Notes..............................................................36
Section 2.9. Treasury Notes.................................................................36
Section 2.10. Temporary Notes...............................................................37
Section 2.11. Cancellation..................................................................37
Section 2.12. Defaulted Interest............................................................37

ARTICLE 3. REDEMPTION.......................................................................37

Section 3.1. Notices To Trustee.............................................................37
Section 3.2. Selection of Notes to Be Redeemed..............................................38
Section 3.3. Notice of Redemption...........................................................38
Section 3.4. Effect of Notice of Redemption.................................................39
Section 3.5. Deposit of Redemption Price....................................................39
Section 3.6. Notes Redeemed In Part.........................................................39
Section 3.7. Optional Redemption............................................................40
Section 3.8. No Mandatory Redemption........................................................40

ARTICLE 4. COVENANTS........................................................................40

Section 4.1. Payment of Notes...............................................................40
Section 4.2. Maintenance of Office or Agency................................................41
Section 4.3. Commission Reports and Reports to Holders......................................41
Section 4.4. Compliance Certificate.........................................................42
Section 4.5. Taxes..........................................................................42
Section 4.6. Stay, Extension And Usury Laws.................................................42
Section 4.7. Limitation On Indebtedness.....................................................43

Section 4.8. Limitation on Senior Subordinated Indebtedness.................................45
Section 4.9. Limitation on Liens............................................................45
Section 4.10. Limitation On Restricted Payments.............................................46
Section 4.11. Limitation on Dividend and Other Payment Restrictions Affecting
               Restricted Subsidiaries......................................................48
Section 4.12. Additional Subsidiary Guarantees..............................................49
Section 4.13. Limitation on Transactions with Affiliates and Certain Stockholders...........49
Section 4.14. Limitation on Asset Sales.....................................................50
Section 4.15. Repurchase of Notes upon a Change of Control..................................51
Section 4.16. Payments for Consents.........................................................51

ARTICLE 5. SUCCESSORS.......................................................................52

Section 5.1. Merger, Consolidation or Sale of Assets........................................52
Section 5.2. Successor Corporation Substituted..............................................52

ARTICLE 6. DEFAULTS AND REMEDIES............................................................53

Section 6.1. Events Of Default..............................................................53
Section 6.2. Acceleration...................................................................54
Section 6.3. Other Remedies.................................................................55
Section 6.4. Waiver of Past Defaults........................................................55
Section 6.5. Control by Majority............................................................55
Section 6.6. Limitation on Suits............................................................56
Section 6.7. Rights of Holders of Notes to Receive Payment..................................56
Section 6.8. Collection Suit By Trustee.....................................................56
Section 6.9. Trustee May File Proofs Of Claim...............................................57
Section 6.10. Priorities....................................................................57
Section 6.11. Undertaking for Costs.........................................................58

ARTICLE 7. TRUSTEE..........................................................................58

Section 7.1. Duties of Trustee..............................................................58
Section 7.2. Rights of Trustee..............................................................59
Section 7.3. Individual Rights of Trustee...................................................60
Section 7.4. Trustee's Disclaimer...........................................................60
Section 7.5. Notice of Defaults.............................................................60
Section 7.6. Reports by Trustee To Holders of the Notes.....................................61
Section 7.7. Compensation and Indemnity.....................................................61
Section 7.8. Replacement of Trustee.........................................................62
Section 7.9. Successor Trustee by Merger, etc...............................................63
Section 7.10. Eligibility; Disqualification.................................................63
Section 7.11. Preferential Collection of Claims Against Company.............................63

ARTICLE 8. LEGAL DEFEASANCE AND COVENANT DEFEASANCE.........................................63

Section 8.1. Option to Effect Legal Defeasance or Covenant Defeasance.......................63
Section 8.2. Legal Defeasance And Discharge.................................................64
Section 8.3. Covenant Defeasance............................................................64
Section 8.4. Conditions to Legal or Covenant Defeasance.....................................65
Section 8.5. Deposited Money and Government Securities to be Held In Trust; Other
               Miscellaneous Provisions.....................................................66
Section 8.6. Repayment to Company...........................................................67
Section 8.7. Reinstatement..................................................................67

ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER.................................................67

Section 9.1. Without Consent of Holders of Notes............................................67
Section 9.2. With Consent of Holders of Notes...............................................68
Section 9.3. Compliance with Trust Indenture Act............................................70
Section 9.4. Revocation and Effect of Consents..............................................70
Section 9.5. Notation on or Exchange of Notes...............................................70
Section 9.6. Trustee To Sign Amendments, etc................................................70

ARTICLE 10. SUBSIDIARY GUARANTEES...........................................................70

Section 10.1. Subsidiary Guarantees.........................................................70
Section 10.2. Subordination of Subsidiary Guarantee.........................................72
Section 10.3. Limitation on Subsidiary Guarantor Liability..................................72
Section 10.4. Execution and Delivery of Subsidiary Guarantee................................72
Section 10.5. Subsidiary Guarantors May Consolidate, etc., on Certain Terms.................73
Section 10.6. Releases Following Sale of Assets.............................................73

ARTICLE 11. SUBORDINATION...................................................................74

Section 11.1. Agreement To Subordinate......................................................74
Section 11.2. Liquidation; Dissolution; Bankruptcy..........................................74
Section 11.3. Default on Designated Senior Indebtedness.....................................75
Section 11.4. Acceleration of Notes.........................................................76
Section 11.5. When Distribution Must Be Paid Over...........................................76
Section 11.6. Notice By Company.............................................................76
Section 11.7. Subrogation...................................................................77
Section 11.8. Relative Rights...............................................................77
Section 11.9. Subordination May Not Be Impaired by Company..................................77
Section 11.10. Distribution or Notice to Representative.....................................77
Section 11.11. Rights of Trustee and Paying Agent...........................................78
Section 11.12. Authorization to Effect Subordination........................................78
Section 11.13. Amendments...................................................................78

ARTICLE 12. MISCELLANEOUS...................................................................79

Section 12.1. Trust Indenture Act Controls..................................................79
Section 12.2. Notices.......................................................................79
Section 12.3. Communication By Holders of Notes with Other Holders of Notes.................80
Section 12.4. Certificate and Opinion as to Condition's Precedent...........................80
Section 12.5. Statements Required In Certificate or Opinion.................................80
Section 12.6. Rules by Trustee and Agents...................................................81
Section 12.7. No Personal Liability of Directors, Officers, Employees and Stockholders......81
Section 12.8. Governing Law.................................................................81
Section 12.9. No Adverse Interpretation of Other Agreements.................................81
Section 12.10. Successors...................................................................81
Section 12.11. Severability.................................................................81
Section 12.12. Counterpart Originals........................................................82
Section 12.13. Table of Contents, Headings, Etc.............................................82



EXHIBITS

  EXHIBIT A  FORM OF NOTE AND SUBSIDIARY GUARANTEE
  EXHIBIT B  FORM OF CERTIFICATE OF TRANSFER
  EXHIBIT C  FORM OF CERTIFICATE OF EXCHANGE
  EXHIBIT D  FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED
             INVESTOR
  EXHIBIT E  FORM OF SUPPLEMENTAL INDENTURE

               INDENTURE, dated as of March 4, 1999, among CKE Restaurants, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors (as defined) and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee").

               Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9 1/8% Series A Senior Subordinated Notes due 2009 (the "Series A Notes") and the 9 1/8% Series B Senior Subordinated Notes due 2009 (the "Series B Notes" and together with the Series A Notes, the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.1. DEFINITIONS

               "144A Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

               "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary and not Incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

               "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

               "Additional Notes" means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.2 and 4.9 hereof, as part of the same series as the Initial Notes.

               "Adjusted Consolidated Net Income" means for any period, the aggregate net income of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person (other than the Company or a Restricted Subsidiary), except to the extent of the amount of dividends or distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.10 (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income to the Company or any Restricted Subsidiary is not at the time of such determination permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.10, the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by any Unrestricted Subsidiary during such period; and
(vi) all extraordinary gains and extraordinary losses (on an after-tax basis).

               "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that the beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

               "Agent" means any Registrar, Paying Agent or co-registrar.

               "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

               "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

               "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary of the Company or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

               "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of this Indenture applicable to mergers, consolidations and sales of assets of the Company; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets in the ordinary course of business, (b) sales, transfers or other dispositions of assets with a Fair Market Value not in excess of $2,000,000 in any transaction or series of related transactions, (c) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under Section 4.10, (d) sales, transfers or other dispositions of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries, (e) the sale, transfer or other disposition of any property or assets by any Restricted Subsidiary to the Company or any Subsidiary Guarantor, (f) the sale, transfer or other disposition to a franchisee of the Company or a Restricted Subsidiary, within twelve months of the acquisition thereof, of any restaurant that has been acquired by the Company or such Restricted Subsidiary from a franchisee of the Company or such Restricted Subsidiary, if the consideration received in such sale, transfer or other disposition is at least equal to the Fair Market Value of such restaurant,
(g) the sale, transfer or other disposition of real property on which a restaurant is located in exchange for other real property on which a restaurant will be located, which acquired real property has a Fair Market Value at least equal to the Fair Market Value of the real property being sold, transferred or disposed of and (h) the sale of property acquired or constructed for cash consideration equal to or greater than the Fair Market Value of such property in a sale and leaseback transaction in which such property is leased to the Company or the Restricted Subsidiary that sold such property; provided, that to the extent that the proceeds from such sale are not invested in property or assets (other than current assets) of a nature or type that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries on or before the date that is 12 months following such sale, such sale shall be deemed to constitute an "Asset Sale" occurring as of such date.

               "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

               "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

               "Board Resolution" means a resolution duly adopted by the Board of Directors.

               "Business Day" means any day other than a Legal Holiday.

               "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

               "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

               "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

               "Cedel" means Cedel Bank, SA.

               "Change of Control" means such time as (i) a plan relating to the liquidation or dissolution of the Company is adopted; (ii) the liquidation or dissolution of the Company; (iii) individuals who at the beginning of any 24-month period constituted the Board of Directors of the Company (together with any new or replacement directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then still in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Company during such 24-month period; (iv) (A) any "person" or "group" (as such terms are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Principals and their Related Parties, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the Voting Stock of the Company; or (B) any "person" (as defined above) or "group" (as defined above) becomes the "beneficial owner" (as defined above), directly or indirectly, of both (i) more of the Voting Stock of the Company than is at the time "beneficially owned" (as defined above) by the Principals and their Related Persons in the aggregate and (ii) more than 15% of the Voting Stock of the Company.

               For purposes of this definition, (i) any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred; and (ii) at any time that Cannae Limited Partnership ceases to be solely controlled by William P. Foley, II, Cannae Limited Partnership shall cease to be a Principal and be deemed to have become, as of such time, the "beneficial owner" (as defined above) of all Voting Stock of the Company which it then "beneficially owns" (as defined above).

               "Closing Date" means the initial date on which the Notes are originally issued under this Indenture.

               "Commission" means the Securities and Exchange Commission.

               "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common equity, whether outstanding on the Closing Date or issued thereafter.

               "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (i) Consolidated Interest Expense, (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary gains or losses or sales of assets),
(iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing Adjusted Consolidated Net Income less all non-cash items increasing Adjusted Consolidated Net Income; provided, that if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

               "Consolidated Interest Expense" means, for any period, the aggregate amount of: (i) interest in respect of Indebtedness, including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and the foregoing to the extent it relates to Indebtedness that is Guaranteed by or secured by the assets of Company or any of its Restricted Subsidiaries); (ii) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; (iii) all interest capitalized during such period; and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of Preferred Stock of the Company or any of its Restricted Subsidiaries, other than dividend payments on Capital Stock payable solely in Capital Stock of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; excluding, however, (A) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (B) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes or the establishment of the Credit Agreement, all as determined on a consolidated basis in conformity with GAAP.

               "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 135 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries except as investments), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

               "Corporate Trust Office" shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Company.

               "Credit Agreement" means the second amended and restated credit agreement dated as of March 4, 1999, among the Company, Paribas and the lenders party thereto, together with any agreements, instruments and documents executed or delivered by the Company or any of its Subsidiaries pursuant to or in connection with such credit agreement (including without limitation any guarantees and security documents), in each case as such credit agreement or such agreements, instruments or documents may be amended (including any amendment and restatement thereof), supplemented, extended, renewed, replaced or otherwise modified from time to time, and including any agreement extending the maturity of, refinancing or otherwise restructuring (including, without limitation, the inclusion of additional borrowers thereunder that are Subsidiaries) all or any portion of the Indebtedness or commitments or letters of credit under such agreement or any successor agreement, as such agreement may be amended, renewed, extended, substituted, replaced, restated and otherwise modified from time to time, whether or not with the same agent or lenders and irrespective of any change in the terms and conditions thereof, including increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder.

               "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

               "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

               "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

               "Depositary, means with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

               "Designated Senior Indebtedness" means (i) any Obligation under the Credit Agreement and (ii) any other Indebtedness constituting Senior Indebtedness that, at the date of determination, has commitments for or an aggregate principal amount outstanding of at least $25,000,000 and that is specifically designated by the issuer, in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

               "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the 91st day following the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.14 and Section 4.15 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Section 4.14 and Section 4.15.

               "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

               "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

               "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Unless otherwise specified, all ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis.

               "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.1, 2.6(b)(iv), 2.6(d)(ii) or 2.6(f) hereof.

               "Global Note Legend" means the legend set forth in Section 2.6(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

               "Government Securities" means direct obligations of, obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

               "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

               "Holder" means a Person in whose name a Note is registered on the Registrar's books.

               "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that the accrual of interest shall not be considered an Incurrence of Indebtedness.

               "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all Capitalized Lease Obligations, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and
(viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

               "Indenture" means this Indenture, as amended or supplemented from time to time.

               "Initial Notes" means the first $200,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

               "Initial Purchasers" means the initial purchasers under the purchase agreement, dated as of February 24, 1999, with respect to the Notes.

               "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) , under the Securities Act, who is not also a QIB.

               "Interest Coverage Ratio means, on any Transaction Date, the ratio of (i) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to
Section 4.3 (the "Four Quarter Period") to (ii) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness Incurred or repaid, retired, redeemed, converted or defeased during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period except to the extent any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period (and pro forma effect shall be given to the purchase of any U.S. government securities required to be purchased with the proceeds of any such Indebtedness and set aside to prefund the payment of interest on such Indebtedness at the time such Indebtedness is Incurred); (B) Consolidated Interest Expense attributable to interest on any Indebtedness or Preferred Stock (whether existing or being Incurred or issued) computed on a pro forma basis and bearing a floating interest or dividend rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition and to any discharge of or other relief from Indebtedness to which the Company and its continuing Restricted Subsidiaries are not liable following any Asset Disposition) and the designation of Unrestricted Subsidiaries as Restricted Subsidiaries that occur during such Reference Period as if they had occurred and such proceeds had been applied and such discharge or relief has occurred on the first day of such Reference Period; and (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition and to any discharge of or other relief from Indebtedness to which the Company and its continuing Restricted Subsidiaries are not liable following any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

               "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

               "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement, but excluding advances to customers, suppliers or contractors in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the Fair Market Value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary for any reason; provided that the Fair Market Value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.10, (i) "Investment" shall include the Fair Market Value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the Fair Market Value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer. Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person or any redemption or repurchase of the Notes or other Indebtedness of the Company or any Restricted Subsidiary for cash constitute an Investment by the Company in such other Person.

               "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

               "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

               "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

               "Moody's" means Moody's Investors Service, Inc. and its successors.

               "Notes" means has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

               "Notes Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

               "Net Cash Proceeds" means, (a) with respect to any Asset Sale (other than as described in clause (b) below), the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness (other than Senior Indebtedness) or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock (other than issuances to the Company or to any Wholly-Owned Restricted Subsidiary), the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or initial purchasers' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

               "Obligations" means any principal, interest, premium, if any, penalties, fees, indemnifications, reimbursements, damages or other liabilities payable under the documentation governing or otherwise in respect of any Indebtedness.

               "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions for such Offer to Purchase, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations with respect to such Offer to Purchase by virtue thereof.

               "Offering" means the offering of the Notes by the Company.

               "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or any Vice-President of such Person.

               "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.5 hereof.

               "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.5 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

               "Pari Passu Indebtedness" means all Indebtedness of the Company ranking pari passu in right of payment with the Notes.

               "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

               "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

               "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment; (ii) an Investment by the Company or a Restricted Subsidiary in a joint venture, in which the Company or such Restricted Subsidiary holds 50% of the outstanding equity interests, with another operator of retail facilities for the purpose of developing, acquiring or constructing properties which include restaurant operations, provided that the aggregate amount of such Investments does not exceed $50,000,000 plus the net reduction in such Investments; provided further, that
(A) the consent of the Company or such Restricted Subsidiary is required for such joint venture to effect any material transactions, including the acquisition and sale of assets, incurrence of debt and significant capital commitments and (B) such joint venture will not create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which would unreasonably restrict the ability of the joint venture to distribute to its owners the net cash flow of the joint venture; (iii) Temporary Cash Investments; (iv) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (v) stock, obligations or securities received in satisfaction of judgments or good faith settlement of litigation, disputes or other debts; (vi) Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates; (vii) Investments in any Person the primary business of which is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries; provided that the aggregate amount of such Investments does not exceed $25,000,000 plus the net reductions in such Investments; (viii) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers' compensation and other similar deposits; (ix) documented loans on commercially reasonable terms to franchisees of the Company or its Restricted Subsidiaries in the ordinary course of business of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $20,000,000 at any time outstanding; (x) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made in compliance with Section 4.14; (xi) Investments acquired solely for Capital Stock (other than Disqualified Stock) of the Company; (xii) Advances and loans to employees in the ordinary course of business not exceeding $2,000,000 in the aggregate at any one time outstanding; (xiii) Investments in Common Stock of Rally's Hamburgers, Inc. ("Rally's") or Checkers Drive-In Restaurants, Inc. ("Checkers") which are acquired through the exercise of warrants held on the Closing Date by the Company or a Restricted Subsidiary, provided that the aggregate amount of such Investment does not exceed $11,000,000; and (xiv) Investments in the form of guarantees by the Company or a Restricted Subsidiary of Indebtedness of a franchisee Incurred to finance the construction, purchase or remodeling of a retail unit of such franchisee or capital expenditures of such franchisee; provided that such obligations of the Company and its Restricted Subsidiary are permitted under Section 4.7.

               "Permitted Junior Securities" means Capital Stock of the Company or any Subsidiary Guarantor or debt securities of the Company or any Subsidiary Guarantor that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness pursuant to this Indenture.

               "Permitted Lien" means (i) Liens securing Senior Indebtedness;
(ii) Liens existing on the date of this Indenture; (iii) Liens for taxes, assessments or governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (iv) statutory Liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor; (v) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (vi) attachment or judgment Liens not giving rise to a Default or an Event of Default; (vii) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries; (viii) leases or subleases granted to others not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries; (ix) title defects or irregularities which do not in the aggregate materially impair the use of the property; (x) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (xi) Liens in favor of the Company or a Subsidiary Guarantor;
(xii) any interest or title of a lessor under Capitalized Lease Obligations otherwise permitted under the Indenture; (xiii) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; provided that such Lien does not extend to any property or assets of the Company or any Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Indebtedness; and (xiv) extensions, renewals or refunding of any Liens referred to in clauses (i) through (xiii) above, provided that the renewal, extension or refunding is limited to all or part of the property securing the original Lien.

               "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such

Person's preferred or preference stock, whether outstanding on the Closing Date or issued thereafter.

               "Principals" means William P. Foley II and Cannae Limited Partnership so long as Cannae Limited Partnership is controlled solely by William P. Foley II.

               "Private Placement Legend" means the legend set forth in Section 2.6(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

               "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

               "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company, the Subsidiary Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

               "Regulation S" means Regulation S promulgated under the Securities Act.

               "Regulation S Global Note" means a permanent global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

               "Related Parties" means, with respect to any Principal: (i) any spouse, sibling, parent or lineal descendant of the Principal or any spouse of any sibling or lineal descendant; and (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of one or more Principals and/or such other Persons referred to in clause (i) above.

               "Representative" means the indenture trustee or other trustee, agent or representative for any Designated Senior Indebtedness.

               "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

               "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

               "Restricted Period" means the 40-day restricted period as defined in Regulation S.

"Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

               "Rule 144A" means Rule 144A promulgated under the Securities Act.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Senior Indebtedness" means the following obligations of the Company or a Subsidiary Guarantor, whether outstanding on the Closing Date or thereafter Incurred: (i) all Indebtedness and all other monetary obligations (including, without limitation, expenses, fees, indemnifications, damages, principal, penalties, premiums, if any, interest (including any interest accruing subsequent to the date of the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), reimbursement obligations under letters of credit and indemnities payable in connection therewith and other liabilities payable) of the Company or a Subsidiary Guarantor under (or in respect of) the Credit Agreement or any Interest Rate Agreement or Currency Agreement relating to or otherwise in respect of the Indebtedness under the Credit Agreement whether outstanding on the Closing Date or thereafter created, incurred or assumed and (ii) all other Indebtedness and all other monetary obligations of the Company (other than the Notes) or a Subsidiary Guarantor, including principal and interest on such Indebtedness, unless, in the case of either clause (i) or (ii) hereof, such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is subordinated in right of payment to any Senior Indebtedness of the Company or such Subsidiary Guarantor, or is subordinated in right of payment to, or pari passu with, the Notes or the Subsidiary Guarantees, as the case may be; provided that the term "Senior Indebtedness" shall not include (a) any Indebtedness of the Company or a Subsidiary Guarantor that, when Incurred, was without recourse to the Company or the Subsidiary Guarantor, as the case may be,
(b) any Indebtedness of the Company to a Subsidiary or Affiliate of the Company,
(c) any Indebtedness of the Company or a Subsidiary Guarantor, as the case may be, to the extent not permitted by Section 4.7 or Section 4.8, (d) any repurchase, redemption or other obligation in respect of Disqualified Stock, (e) any Indebtedness to any employee of the Company or any of its Subsidiaries, (f) any liability for taxes owed or owing by the Company or any of its Subsidiaries,
(g) any Trade Payables or (h) the Company's 4 1/4% Convertible Subordinated Notes due 2004, which shall be subordinate in right of payment to the Notes.

                "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

               "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and its successors.

               "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

               "Subsidiary" means, with respect to any Person: (i) any corporation, association, business trust or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person; and (ii) without limiting clause (i), any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

               "Subsidiary Guarantees" means the Guarantee by each Subsidiary Guarantor of the Company's payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

               "Subsidiary Guarantors" means (i) each of the following Restricted Subsidiaries of the Company, which are the following entities: Carl Karcher Enterprises, Inc., a California corporation, Boston Pacific, Inc., a California corporation, CBI Restaurants, Inc., a Delaware corporation, Taco Bueno West, Inc., a Delaware corporation, Carl's Jr. Region VIII, Inc., a Delaware corporation, Taco Bueno Restaurants, Inc., a Texas corporation, Taco Bueno Equipment Company, a Texas corporation, Taco Bueno Texas, L.P., a Texas limited partnership, Hardee's Food Systems, Inc., a North Carolina corporation, Burger Chef Systems, Inc., a North Carolina corporation, HED, Inc., a North Carolina corporation, HFS Ventures, Inc., a North Carolina corporation, Hardee's at Onslow Mall, Inc., a North Carolina corporation, Central Iowa Food Systems, Inc., an Iowa corporation, Fast Food Restaurants, Inc., a Pennsylvania corporation, HFS Georgia, Inc., a Georgia corporation, 1233 Corporation, an Ohio corporation, Flagstar Enterprises, Inc., an Alabama corporation and Spardee's Realty, Inc., an Alabama corporation; and (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

               "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed or insured by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and (unless such accounts, certificates or deposits are fully insured by the FDIC) has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P or maturing not more than 180 days after the date of execution, with a rating at the time of any investment therein of "P-2" (or higher) according to Moody's or "A-2" (or higher) by S&P, (v) securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's and (vi) other dollar denominated securities issued by any Person incorporated in the United States rated at least "A" or the equivalent by S&P or at least "A2" or the equivalent by Moody's and in each case either (A) maturing not more than one year after the date of acquisition or (B) which are subject to a repricing arrangement (such as a Dutch auction) not more than one year after the date of acquisition (and reprices at least yearly thereafter) which the Person making the investment believes in good faith will permit such Person to sell such security at par in connection with such repricing mechanism.

               "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

               "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Restricted Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services including, without limitation, obligations under (or in respect of) construction contracts (to the extent such obligations do not constitute Indebtedness for borrowed money).

               "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

               "Transfer Restricted Notes" means securities that bear, or that are required to bear, the Private Placement Legend.

               "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

               "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

               "Unrestricted Global Note" means a permanent global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of

Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

               "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.10; and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 4.7 and Section
4.10. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

               "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

               "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

               "Wholly Owned Restricted Subsidiary" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares) by such Person or one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.2. OTHER DEFINITIONS

                                                          Defined in
               Term                                       Section
               ----                                       ----------
               "Authentication Order"                     2.2
               "Bankruptcy Law"                           6.1

               "Company Obligations"                      4.1
               "Covenant Defeasance"                      8.3
               "Custodian"                                6.1
               "DTC"                                      2.3
               "Event of Default"                         6.1
               "Guarantee Obligations"                    10.1
               "Legal Defeasance"                         8.2
               "Paying Agent"                             2.3
               "Payment Blockage Notice                   11.3
               "Payment Date"                             1.1
               "Payment Default"                          6.1
               "Registrar"                                2.3
               "Restricted Payments"                      4.10

SECTION 1.3. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

               Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

               The following TIA terms used in this Indenture have the following meanings:

               "indenture securities" means the Notes;

               "indenture security Holder" means a Holder of a Note;

               "indenture to be qualified" means this Indenture;

               "indenture trustee" or "institutional trustee" means the Trustee;

               "obligor" on the Notes means the Company and any successor obligor upon the Notes.

               All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.4. RULES OF CONSTRUCTION

               Unless the context otherwise requires:

               (1) a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3) "or" is not exclusive;

               (4) words in the singular include the plural, and in the plural include the singular;

               (5) provisions apply to successive events and transactions; and

               (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE 2.
                                   THE NOTES

SECTION 2.1. FORM AND DATING

               (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

               The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

               (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

               (c) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Cedel Bank.

SECTION 2.2. EXECUTION AND AUTHENTICATION

               An Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.3. REGISTRAR AND PAYING AGENT

               The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

SECTION 2.4. PAYING AGENT TO HOLD MONEY IN TRUST

               The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5. HOLDER LISTS

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.6. TRANSFER AND EXCHANGE

               (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that any of the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or any Holders if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or
(iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof

               (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                      (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

                      (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)
(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and
(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this
Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to
Section 2.6(h) hereof.

                      (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                           (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                      (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
        144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               If any such transfer is effected pursuant to subparagraph (B) or
(D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

               (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                      (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
        (3)(b) thereof, or

                           (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                      (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                      (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.6(c)(iii) shall not bear the Private Placement Legend.

               (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                      (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

                           (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

                      (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following: (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                      (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

               (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

                      (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                      (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                      (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

               (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with
        Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

               (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                      (i) Private Placement Legend.

                           (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS
        NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY EXCEPT (A) TO CKE RESTAURANTS, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR
        (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE (OR A

        SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS, OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE 2(F) ABOVE OR UPON ANY TRANSFER OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES," AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                           (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
        (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section
        2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                      (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

        "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO
        SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

               (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

               (i) General Provisions Relating to Transfers and Exchanges.

                      (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

                      (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.14 and 4.15 hereof).

                      (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                      (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                      (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                      (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                      (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

                      (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.7. REPLACEMENT NOTES

               If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Trustee and the Company may charge for their expenses in replacing a Note. Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8. OUTSTANDING NOTES

               The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or the maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9. TREASURY NOTES

               In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10. TEMPORARY NOTES

               Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. CANCELLATION

               The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. DEFAULTED INTEREST

               If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                                   REDEMPTION

SECTION 3.1. NOTICES TO TRUSTEE

               If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.2. SELECTION OF NOTES TO BE REDEEMED

               If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

               The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.3. NOTICE OF REDEMPTION

               At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

               The notice shall identify the Notes to be redeemed and shall state:

               (a) the redemption date;

               (b) the redemption price;

               (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

               (d) the name and address of the Paying Agent;

               (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

               (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

               (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

               At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4. EFFECT OF NOTICE OF REDEMPTION

               Once notice of redemption is mailed in accordance with Section
3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.5. DEPOSIT OF REDEMPTION PRICE

               One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

               If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

SECTION 3.6. NOTES REDEEMED IN PART

               Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7. OPTIONAL REDEMPTION

               (a) Except as set forth in clause (b) of this Section 3.7, the Company shall not have the option to redeem the Notes pursuant to this Section
3.7 prior to May 1, 2004.

Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

YEAR                                                        PERCENTAGE
----                                                        ----------
2004....................................................     104.563%
2005....................................................     103.042%
2006....................................................     101.521%
2007 and thereafter.....................................     100.000%

               (b) Notwithstanding the provisions of clause (a) of this Section 3.7, at any time prior to May 1, 2002, the Company may redeem Notes with the net cash proceeds of one or more sales by the Company of its Capital Stock (other than Disqualified Stock) at a redemption price equal to 109.125% of the aggregate principal amount of such Notes plus accrued and unpaid interest and Additional Interest, if any; provided that at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries) and that such redemption occurs within 90 days of the date of the closing of each such sale of Capital Stock.

               (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

SECTION 3.8. NO MANDATORY REDEMPTION

               The Company shall not be required to make mandatory redemption payments with respect to the Notes.

                                   ARTICLE 4.
                                    COVENANTS

SECTION 4.1. PAYMENT OF NOTES

               The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. The Company's Obligations under the Notes, this Indenture and the Registration Rights Agreement are referred to herein as the "Company Obligations."

               The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2. MAINTENANCE OF OFFICE OR AGENCY

               The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

               The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               The Company hereby designates the Corporate Trust Office as one such office or agency of the Company in accordance with Section 2.3 hereof.

SECTION 4.3. COMMISSION REPORTS AND REPORTS TO HOLDERS

               Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.4. COMPLIANCE CERTIFICATE

               (a) The Company shall deliver to the Trustee, within 105 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and the Restricted Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and the Restricted Subsidiaries are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

               (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5. TAXES

               The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the ability of the Company and the Subsidiary Guarantors to satisfy their obligations under the Notes, the Subsidiary Guarantees and this Indenture.

SECTION 4.6. STAY, EXTENSION AND USURY LAWS

               The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7. LIMITATION ON INDEBTEDNESS

               (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and the Subsidiary Guarantees issued on the Closing Date and any other Indebtedness existing on the Closing Date) and the Company shall not issue any Disqualified Stock and shall not permit its Restricted Subsidiaries to issue any shares of Preferred Stock; provided that the Company or any Restricted Subsidiary may Incur Indebtedness and the Company may issue Disqualified Stock and a Restricted Subsidiary may issue Preferred Stock if, after giving effect to the Incurrence of such Indebtedness or issuance of Disqualified Stock or issuance of Preferred Stock and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 2.5:1.

               Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

                      (i) Indebtedness of the Company and its Subsidiaries under the Credit Agreement; provided that the aggregate principal amount of all Indebtedness outstanding under the Credit Agreement after giving effect to each such incurrence, including the principal amount of all Indebtedness incurred to refinance or replace any Indebtedness incurred pursuant to this clause (i), does not exceed $500,000,000 less (A) the aggregate amount of all permanent principal repayments, if any (which are accompanied by a corresponding permanent commitment reduction), made from time to time after the Closing Date with respect to such Indebtedness (other than repayments made in connection with a refinancing thereof) and (B) reductions in Indebtedness under the Credit Agreement resulting from the application of Asset Sale proceeds (which are accompanied by a corresponding permanent commitment reduction);

                      (ii) Indebtedness owed (A) by a Restricted Subsidiary to the Company; provided that if such Indebtedness exceeds $1,000,000 it shall be evidenced by a promissory note or (B) by the Company or a Restricted Subsidiary to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

                      (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (i), (ii) or
        (iv) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated

        Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company that is pari passu with or subordinated in right of payment to the Notes be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii);

                      (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business; (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

                      (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes under Article 8;

                      (vi) Indebtedness evidenced by letters of credit issued in the ordinary course of business of the Company or any Restricted Subsidiary to secure workers' compensation and other insurance coverage;

                      (vii) Capitalized Lease Obligations secured by Liens described in paragraph (xii) of the definition of "Permitted Liens," provided, that the aggregate principal amount thereof incurred in any fiscal year, shall not exceed $15,000,000; and

                      (viii) Indebtedness, in addition to Indebtedness permitted under clauses (i) through (vii) above, in an aggregate principal amount outstanding at any time not to exceed $25,000,000 less any amount of such Indebtedness permanently repaid as provided under Section 4.14.

               (b) Notwithstanding any other provision of this Section 4.7, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.7 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

               (c) For purposes of determining any particular amount of Indebtedness under this Section 4.7, (1) Indebtedness Incurred under the Credit Agreement shall first be treated as Incurred pursuant to clause
        (i) of the second paragraph of Section 4.7(a) to the full extent of Indebtedness permitted under such clause (it being understood that additional principal amounts of Indebtedness under the Credit Agreement may be incurred to the full extent permitted under any other provision of this Indenture), (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (3) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.9 shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.7, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in clause (1) of the preceding sentence), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

SECTION 4.8. LIMITATION ON SENIOR SUBORDINATED INDEBTEDNESS

               The Company shall not Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Notes. No Subsidiary Guarantor shall Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, any Subsidiary Guarantee executed by the Subsidiary Guarantor.

SECTION 4.9. LIMITATION ON LIENS

               The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless the Indebtedness under the Notes and the Subsidiary Guarantees are secured on an equal and ratable basis with the Indebtedness secured.

SECTION 4.10. LIMITATION ON RESTRICTED PAYMENTS

               The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is pari passu with or subordinated in right of payment to the Notes or the Subsidiary Guarantees or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of the Section 4.7(a) or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on November 3, 1998 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to Section 4.3; plus (2) the aggregate Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale permitted by this Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by this Indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the 91st day following the Stated Maturity of the Notes); plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

               The foregoing provision shall not be violated by reason of (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is pari passu with or subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of Section 4.7(a); (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock) or upon conversion of such Indebtedness to such shares of Capital Stock; (v) payments or distributions to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company; (vi) payments of amounts required for any repurchase, redemption, retirement or other acquisition of any Capital Stock of the Company or any options or rights to acquire such Capital Stock of the Company owned by any director, officer or employee of the Company or its Subsidiaries pursuant to any management equity subscription agreement, stock option agreement or similar agreement, or otherwise upon the death, disability, retirement or termination of employment or departure from the Board of Directors of the Company; provided that the aggregate price paid for all such repurchased, redeemed, retired or acquired Capital Stock of the Company or options shall not exceed in the aggregate $2,000,000; (vii) the payment of regular dividends of the Company payable on its Common Stock for the eight fiscal quarters following the Closing Date at a per annum rate not to exceed $.08 per share, adjusted for stock splits, reverse stock splits, dividends and distributions of Capital Stock, distributions of rights, options and warrants, reclassifications of Capital Stock and recapitalizations with respect to Capital Stock; or (viii) other Restricted Payments in an aggregate amount not to exceed $75,000,000; provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

               Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof and a Restricted Payment referred to in clause
(viii) thereof which involves an Investment), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) and (iv), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.10 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 4.10 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

SECTION 4.11. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
              RESTRICTED SUBSIDIARIES

               The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

               The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date in the Credit Agreement, this Indenture or any other agreements in effect on the Closing Date, and any modifications, extensions, refinancings, renewals, substitutions or replacements of such agreements; provided that the encumbrances and restrictions in any such modifications, extensions, refinancings, renewals, substitutions or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being modified, extended, refinanced, renewed, substituted or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause
(iv) of the first paragraph of this Section 4.11 (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement (other than a covenant directly or indirectly including such encumbrance or restriction itself), (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings and (C) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes. Nothing contained in this Section 4.11 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.9 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

SECTION 4.12. ADDITIONAL SUBSIDIARY GUARANTEES

               If the Company or any of its Restricted Subsidiaries shall acquire or create another Restricted Subsidiary after the date of this Indenture, then such newly acquired or created Restricted Subsidiary shall execute a Subsidiary Guarantee substantially in the form of Exhibit E hereto and deliver an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee regarding the due authorization, execution and delivery of the Subsidiary Guarantee) pursuant to which such Subsidiary shall become a Subsidiary Guarantor, on a senior subordinated basis (pursuant to subordination provisions substantially similar to those described in Article 11 and Section 10.7), of the Company's payment obligations under the Notes and the Indenture.

SECTION 4.13. LIMITATION ON TRANSACTIONS WITH AFFILIATES AND CERTAIN
              STOCKHOLDERS

               The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

               The foregoing limitation does not limit, and shall not apply to
(i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) customary directors' fees, indemnification and similar arrangements, employee salaries and bonuses, employment agreements and arrangements or compensation or employee benefit arrangements (including options) in the ordinary course of business;
(iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (v) loans or advances to officers or employees of the Company or any Restricted Subsidiary made in the ordinary course of business of the Company or such Restricted Subsidiary to pay business related travel expenses or reasonable relocation costs of such officers or employees in connection with their employment by the Company or such Restricted Subsidiary;
(vi) any Restricted Payments not prohibited by Section 4.10; and (vii) transactions relating to or arising from service relationships or expense-sharing arrangements with Checkers, Rally's, Santa Barbara Restaurant Group, Inc.,

Boston West LLC, Fidelity National Financial, Inc. and their respective subsidiaries in effect on the Closing Date, provided that such arrangements do not involve the Company or a Restricted Subsidiary providing goods and services for an amount below the Company's or such Restricted Subsidiary's incremental cost thereof. Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section 4.13 and not covered by clauses (ii) through (vii) of this paragraph, (a) the aggregate amount of which exceeds $2,000,000 in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above and (b) the aggregate amount of which exceeds $10,000,000 in value must be determined to be fair in the manner provided for in clause (i)(B) above.

SECTION 4.14. LIMITATION ON ASSET SALES

               The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the Company or such Restricted Subsidiary receives consideration at least equal to the Fair Market Value of the assets sold or disposed of and (ii) at least 75% of the consideration (excluding contingent liabilities assumed by the transferee of such assets) received consists of cash or Temporary Cash Investments or the assumption of Senior Indebtedness of the Company or a Subsidiary Guarantor, provided that the Company or such Restricted Subsidiary is irrevocably released from all liability under such Indebtedness. In the event and to the extent that the Company or any of its Restricted Subsidiaries receive the Net Cash Proceeds from one or more Asset Sales, then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within 12 months after the date Net Cash Proceeds so received (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay (which is accompanied by a corresponding permanent commitment reduction) Senior Indebtedness of the Company or a Subsidiary Guarantor or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the 12-month period referred to in clause (i) above such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section
4.14. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause
(i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

               If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.14 totals at least $5,000,000, the Company must commence, not later than the fifteenth Business Day of such month, an Offer to Purchase to the Holders of the Notes and, to the extent required by the terms of any Pari Passu Indebtedness, an Offer to Purchase to all holders of such Pari Passu Indebtedness, the maximum principal amount of Notes and any such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price equal to 100% of the principal amount thereof, plus, in each case, accrued and unpaid interest and Additional Interest, if any, to the Payment Date. If the aggregate principal amount of Notes and any such Pari Passu Indebtedness tendered by holders thereof exceeds the amount of Excess Proceeds, the Notes and Pari Passu Indebtedness shall be purchased on a pro rata basis. Upon the completion of any such Offers to Purchase, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.15. REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

               (a) Upon the occurrence of a Change of Control, the Company shall make an offer an Offer to Purchase to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the Payment Date.

               (b) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make an Offer to Purchase upon a Change of Control if a third party makes an Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 hereof and all other provisions of this Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

SECTION 4.16. PAYMENTS FOR CONSENTS

               The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 5.
                                   SUCCESSORS

SECTION 5.1. MERGER, CONSOLIDATION OR SALE OF ASSETS

               The Company shall not consolidate with, merge with or into, or sell, convey, transfer, or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or any

Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis as if the transaction had occurred at the beginning of the applicable four-quarter period, the Company, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.7(a); and (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

               In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one transaction or a series of related transactions, to any other Person.

SECTION 5.2. SUCCESSOR CORPORATION SUBSTITUTED

               Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. When a successor Person assumes all of the obligations of the Company hereunder and under the Notes and agrees to be bound hereby and thereby in accordance with all of the provisions of the Indenture, the predecessor of the Company shall be released from such obligations.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

SECTION 6.1. EVENTS OF DEFAULT

               Each of the following constitutes an Event of Default:

               (a) default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes, whether or not prohibited by Article 11;

               (b) default in payment when due of the principal of or premium, if any, on the Notes, whether or not prohibited by Article 11;

               (c) failure by the Company or any of its Subsidiaries to comply with Section 5.1, Section 4.14 or Section 4.15;

               (d) failure by the Company or any of its Subsidiaries to comply with Section 4.7 or Section 4.10, which failure continues for a period of 30 days or more;

               (e) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with any of the other agreements in this Indenture;

               (f) default under any Indebtedness of the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default: (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more;

               (g) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5,000,000, which judgments are not paid, discharged or stayed for a period of 60 days;

               (h) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect in any material respect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

               (i) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or
        (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

               (j) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

               The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.2. ACCELERATION

               If an Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.1 that occurs with respect to the Company or any Significant Subsidiary) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest (including Additional Interest) on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium if any and accrued interest shall be immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (i) or (j) above occurs with respect to the Company or any Significant Subsidiary, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

               If an Event of Default occurs on or after May 1, 2004 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.7 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to May 1, 2004 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on May 1 of the years set forth below, as set forth below (expressed as a percentage of the principal amount of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):

       YEAR                                                                 PERCENTAGE
       ----                                                                 ----------
       1999............................................................         109.125%
       2000............................................................         108.213%
       2001............................................................         107.300%
       2002............................................................         106.388%
       2003............................................................         105.475%

SECTION 6.3. OTHER REMEDIES

               If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4. WAIVER OF PAST DEFAULTS

               The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and
(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5. CONTROL BY MAJORITY

               Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes not joining in the giving of such direction or that may involve the Trustee in personal liability and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

SECTION 6.6. LIMITATION ON SUITS

               A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

               (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

               (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

               (c) such Holder or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

               (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

               (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.7. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

               Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8. COLLECTION SUIT BY TRUSTEE

               If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9. TRUSTEE MAY FILE PROOFS OF CLAIM

               The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and



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
advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding .

SECTION 6.10. PRIORITIES

               If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

               First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any, and interest, respectively; and

               Third: to the Company or to such party as a court of competent jurisdiction shall direct.

               The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

SECTION 7.1. DUTIES OF TRUSTEE

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (b) Except during the continuance of an Event of Default:

                      (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                      (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                      (i) this paragraph does not limit the effect of paragraph
(b) of this Section;

                      (ii) the Trustee shall not be liable for any error of judgment made in good faith by an Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                      (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

               (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 and 7.2.

               (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

               (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2. RIGHTS OF TRUSTEE

               (a) In connection with the Trustee's rights and duties under this Indenture, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting under this Indenture, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

               (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

               (g) Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a), 6.1(b) and 4.1 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

               (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

SECTION 7.3. INDIVIDUAL RIGHTS OF TRUSTEE

               The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4. TRUSTEE'S DISCLAIMER

               The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5. NOTICE OF DEFAULTS

               If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.6. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES

               Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

               A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the



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
Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.7. COMPENSATION AND INDEMNITY

               The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

               The Company shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

               The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

               To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

               When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(h) or 6.1(i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

               The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.



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SECTION 7.8.  REPLACEMENT OF TRUSTEE

               A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

               The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

               (a)    the Trustee fails to comply with Section 7.10 hereof;

               (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (c) a Custodian or public officer takes charge of the Trustee or its property; or

               (d) the Trustee becomes incapable of acting.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

               If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.



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SECTION 7.9. SUCCESSOR TRUSTEE BY MERGER, ETC.

               If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION

               There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100,000,000 (including, for such purpose, the combined capital and surplus of any parent holding company) as set forth in its most recent published annual report of condition.

               This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

               The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

               The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.2. LEGAL DEFEASANCE AND DISCHARGE

               Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Subsidiary Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Subsidiary Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other



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obligations under such Notes, such Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.5 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3. COVENANT DEFEASANCE

               Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, the Company be released from its obligations under Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13,
4.14, 4.15, 4.16 and clauses (iii) and (iv) of Section 5.1 hereof and the Subsidiary Guarantors shall be released from their obligations under Section
10.5 hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.4 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and the Subsidiary Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(c) through 6.1(g) hereof shall not constitute Events of Default.

SECTION 8.4. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

               The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

               In order to exercise either Legal Defeasance or Covenant
Defeasance:

               (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Additional Interest, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

               (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence) or insofar as Sections 6.1(i) or 6.1(j) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

               (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

               (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

               (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company; and

               (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.5. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
             OTHER MISCELLANEOUS PROVISIONS

               Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

               The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof.

               Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6. REPAYMENT TO COMPANY

               Anything contained herein to the contrary notwithstanding, any money held by the Trustee or any paying agent in trust for the payment and discharge of principal of, premium, if any, Additional Interest or interest on any of the Notes which remains unclaimed for two (2) years after the date when each payment of such principal, premium, Additional Interest or interest has become payable shall be repaid within sixty (60) days of such date by the Trustee to the Company as its absolute property free from trust, and the Trustee shall thereupon be released and discharged with respect thereto and the Holders shall look only to the Company for the payment of the principal, premium, Additional Interest or interest on such Notes. The Trustee shall not be liable to the Company or any Holder for interest on funds held by it for the payment and discharge of the principal, premium, Additional Interest or interest on any of the Notes to any Holder. The Company shall not be liable for any interest on the sums paid to it pursuant to this paragraph and shall not be regarded as a trustee of such money.



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
SECTION 8.7. REINSTATEMENT

               If the Trustee or Paying Agent is unable to apply any United States dollars or noncallable Government Securities in accordance with Section
8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1. WITHOUT CONSENT OF HOLDERS OF NOTES

               Notwithstanding Section 9.2 of this Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder of a
Note:

               (a) to cure any ambiguity, defect or inconsistency;

               (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

               (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation or sale, conveyance, transfer, or other disposition of all or substantially all of the Company's property and assets pursuant to Article 5 hereof;

               (d) to provide for additional Subsidiary Guarantors as set forth in Section 4.12 or for the release or assumption of a Subsidiary Guarantee in compliance with this Indenture;

               (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

               (f) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

               (g) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture.

               Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2. WITH CONSENT OF HOLDERS OF NOTES

               Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture (including Sections 4.14 and 4.15 hereof), the Notes or the Subsidiary Guarantees with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as single class (including consents obtained in connection with a tender offer or exchange offer for the Notes).

               Upon the request of the Company, accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

               It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

               After an amendment, supplement or waiver under this Section becomes effective the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the

Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

               (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

               (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes, except for Sections 4.14 and 4.15 hereof, which may be amended in accordance with the first paragraph of this Section 9.2;

               (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

               (d) waive a Default or Event of Default in the payment of principal of, or premium or Additional Interest, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class) and a waiver of the payment default that resulted from such acceleration);

               (e) make any Note payable in money other than that stated in the Notes;

               (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium or Additional Interest, if any, or interest on the Notes;

               (g) waive a redemption payment with respect to any Note (other than a payment required by Sections 4.14 or 4.15 hereof); or

               (h) make any change in Section 6.4 or 6.7 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.3. COMPLIANCE WITH TRUST INDENTURE ACT

               Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4. REVOCATION AND EFFECT OF CONSENTS

               Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes



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effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.5. NOTATION ON OR EXCHANGE OF NOTES

               The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

               Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6. TRUSTEE TO SIGN AMENDMENTS, ETC.

               The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                              SUBSIDIARY GUARANTEES

SECTION 10.1. SUBSIDIARY GUARANTEES.

               Subject to this Article 10, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

               The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this



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
Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

               If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

               Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

SECTION 10.2. SUBORDINATION OF SUBSIDIARY GUARANTEE.

               The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee pursuant to this Article 10 shall be junior and subordinated to the Senior Indebtedness of such Subsidiary Guarantor on the same basis as the Notes are junior and subordinated to Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Subsidiary Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 11 hereof.

SECTION 10.3. LIMITATION ON SUBSIDIARY GUARANTOR LIABILITY.

               Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act



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
or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 10.4. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

               To evidence its Subsidiary Guarantee set forth in Section 10.1, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents.

               Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

               If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

               The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

               In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section
4.12 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Subsidiary Guarantees in accordance with
Section 4.12 hereof and this Article 10, to the extent applicable.

SECTION 10.5. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

               Except as otherwise provided in Section 10.5, no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person whether or not affiliated with such Subsidiary Guarantor unless:

               (a) subject to Section 10.5 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture



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
in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

               (b) immediately after giving effect to such transaction, no Default or Event of Default exists and;

               (c) except in the case of a merger of a Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor, the Company would be permitted by virtue of the Company's pro forma Interest Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in Section 4.7.

               In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

SECTION 10.6. RELEASES FOLLOWING SALE OF ASSETS.

               In the event of (i) a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, (ii) a sale or other disposition of all of the capital stock of any Subsidiary Guarantor or (iii) the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the Indenture, in each case to a Person that is not (either before or after giving effect to such transactions) a Restricted Subsidiary of the Company, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.14 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.14 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.



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
               Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 10.

                                   ARTICLE 11.
                                  SUBORDINATION

SECTION 11.1. AGREEMENT TO SUBORDINATE

               The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness (including but not limited to the payment of principal of and premium, interest and Additional Interest, if any) evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full in cash of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

SECTION 11.2. LIQUIDATION; DISSOLUTION; BANKRUPTCY

               Upon any distribution to creditors of the Company in a liquidation, winding up or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

               (i) the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness whether or not allowed or allowable as a claim in any such proceeding) before the Holders of Notes will be entitled to receive any payment or distribution of any kind (except that Holders of Notes may receive (A) Permitted Junior Securities and
(B) payments and other distributions made from any defeasance trust previously established pursuant to Section 8.1 hereof) with respect to the Notes; and

               (ii) until all Obligations with respect to Senior Indebtedness (as provided in clause (i) above) are paid in full in cash, any distribution to which Holders would be entitled (whether by reason of payment, set-off, redemption or subordination provisions or otherwise) but for this Article 11 shall be made to holders of Senior Indebtedness (except that Holders of Notes may receive (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust previously established pursuant to
Section 8.1 hereof), as their interests may appear.

SECTION 11.3. DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS

               (a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the

Trustee or any Holder any Notes for cash or property (other than (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.1 hereof) if:

        (i) a default in the payment of any principal of, premium, if any, or interest on or other Obligations with respect to Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Indebtedness; or

        (ii) a default, other than a payment default, on Designated Senior Indebtedness occurs and is continuing that then permits holders of the Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from the holders of any Designated Senior Indebtedness or a representative thereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days (it being acknowledged that any subsequent action or breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

               (b) The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them:

        (i) in the case of a payment default, the date upon which the default is cured or waived in writing, or

        (ii) in the case of a default referred to in clause (ii) of Section 11.3(a) hereof, the earlier of the date upon which the default is cured or waived in writing or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated, if this Article 11 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 11.4. ACCELERATION OF NOTES

               If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.



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SECTION 11.5. WHEN DISTRIBUTION MUST BE PAID OVER

               In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by
Section 11.3 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

               With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 11.6. NOTICE BY COMPANY

               The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article.

SECTION 11.7. SUBROGATION

               After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

SECTION 11.8. RELATIVE RIGHTS

               This Article defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall: (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and



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
interest on the Notes in accordance with their terms; (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

               If the Company fails because of this Article to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 11.9. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY

               No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 11.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE

               Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

               Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

SECTION 11.11. RIGHTS OF TRUSTEE AND PAYING AGENT

               Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article. Only the Company or a Representative may give the notice. Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.7 hereof.

               The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a Representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a Representative on behalf of such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person who is a holder of Senior



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
Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment or until such time as the Trustee shall be otherwise satisfied as to the right of such person to receive such payment.

               The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 11.12. AUTHORIZATION TO EFFECT SUBORDINATION

               Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 11, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.9 hereof at least 30 days before the expiration of the time to file such claim, the agent or agents under the Credit Agreement are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 11.13. AMENDMENTS

               The provisions of this Article 11 shall not be amended or modified in a manner adverse to the holder of Designated Senior Indebtedness without the written consent of the holders of Designated Senior Indebtedness.

                                   ARTICLE 12.
                                  MISCELLANEOUS

SECTION 12.1. TRUST INDENTURE ACT CONTROLS

               If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties under the TIA shall control.

SECTION 12.2. NOTICES

               Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

               If to the Company:

                      CKE Restaurants, Inc.
                      401 W. Carl Karcher Way
                      Anaheim, California  92801
                      Telephone No.: (714) 774-5796
                      Attn: Vice President, Finance

               If to the Trustee:

                      Chase Manhattan Bank and Trust Company, National
                      Association
                      101 California Street, Suite 2725
                      San Francisco, California  94111
                      Attention: Corporate Trust Department

               The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

               All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

               Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

               If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

               If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.3. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES

               Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.4. CERTIFICATE AND OPINION AS TO CONDITION'S PRECEDENT

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof )stating that in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

               (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.5. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

               (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

               (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificate of public officials.

SECTION 12.6. RULES BY TRUSTEE AND AGENTS

               The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.7. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
              STOCKHOLDERS

               No past, present or future director, officer, employee, incorporator or stockholder of the Company or the Subsidiary Guarantors, as such, shall have any liability for any Obligations of the Company or the Subsidiary Guarantors under the Notes, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such

Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.8. GOVERNING LAW

               THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 12.9. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

               This Indenture may not be used to interpret any other indenture loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. SUCCESSORS

               All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11. SEVERABILITY

               In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12. COUNTERPART ORIGINALS

               The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13. TABLE OF CONTENTS, HEADINGS, ETC.

               The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following pages]

                                   SIGNATURES

Dated as of March 4, 1999                  CKE RESTAURANTS, INC.



                                           By: ________________________
                                           Name:  Carl A. Strunk
                                           Title: Executive Vice President
                                                  and Chief Financial Officer

Attest:

______________________________________     (SEAL)
Name:  Andrew F. Puzder
Title: Executive Vice President and
       Secretary



Dated as of March 4, 1999                  CARL KARCHER ENTERPRISES, INC.


                                           By: _________________________
                                           Name:  Carl A. Strunk
                                           Title: Executive Vice President

Attest:

___________________________________        (SEAL)
Name:    Robert A. Wilson
Title:   Senior Vice President and
         Secretary

Dated as of March 4, 1999                  BOSTON PACIFIC, INC.


                                            By: ________________________
                                            Name:    Carl A. Strunk
                                            Title:   Executive Vice President


Attest:

___________________________________         (SEAL)
Name:   Robert A. Wilson
Title:  Senior Vice President and
        Secretary


Dated as of March 4, 1999                   CBI RESTAURANTS, INC.


                                            By: ________________________
                                            Name:    Carl A. Strunk
                                            Title:   Executive Vice President


Attest:

___________________________________         (SEAL)
Name:  Robert A. Wilson
Title: Senior Vice President and
       Secretary



Dated as of March 4, 1999                   TACO BUENO WEST, INC.


                                            By:By: ________________________
                                            Name:    Carl A. Strunk
                                            Title:   Executive Vice President


Attest:

___________________________________         (SEAL)
Name:  Robert A. Wilson
Title: Senior Vice President and
       Secretary

Dated as of March 4, 1999                  CARL'S JR. REGION VIII, INC.


                                           By: ________________________
                                           Name:    Carl A. Strunk
                                           Title:   Executive Vice President


Attest:

___________________________________        (SEAL)
Name:    M'Liss Jones Kane
Title:   Secretary



Dated as of March 4, 1999                  TACO BUENO RESTAURANTS, INC.


                                           By: ________________________
                                           Name:    Carl A. Strunk
                                           Title:   Executive Vice President


Attest:

___________________________________        (SEAL)
Name:  Robert A. Wilson
Title: Senior Vice President and
       Secretary



Dated as of March 4, 1999                  TACO BUENO EQUIPMENT COMPANY


                                           By: ________________________
                                           Name:    Carl A. Strunk
                                           Title:   Executive Vice President


Attest:

___________________________________        (SEAL)
Name:  Robert A. Wilson
Title: Senior Vice President and
       Secretary

Dated as of March 4, 1999                  TACO BUENO TEXAS, L.P.

                                           By: TACO BUENO RESTAURANTS, INC.


                                           By: ________________________
                                           Name:    Carl A. Strunk
                                           Title:   Executive Vice President


Attest:

___________________________________        (SEAL)
Name:  Robert A. Wilson
Title: Senior Vice President and
       Secretary



Dated as of March 4, 1999                  HARDEE'S FOOD SYSTEMS,
                                           INC.


                                           By: ________________________
                                           Name:    Carl A. Strunk
                                           Title:   Executive Vice President


Attest:

___________________________________        (SEAL)
Name:    M'Liss Jones Kane
Title:   Secretary

Dated as of March 4, 1999                  BURGER CHEF SYSTEMS, INC.


                                           By: ________________________
                                           Name:    Carl A. Strunk
                                           Title:   Executive Vice President


Attest:

___________________________________        (SEAL)
Name:    M'Liss Jones Kane
Title:   Secretary



Dated as of March 4, 1999                  HED, INC.


                                           By: ________________________
                                           Name:    Carl A. Strunk
                                           Title:   Executive Vice President


Attest:

___________________________________        (SEAL)
Name:    M'Liss Jones Kane
Title:   Secretary



Dated as of March 4, 1999                  HFS VENTURES, INC.


                                           By: ________________________
                                           Name:    Carl A. Strunk
                                           Title:   Executive Vice President


Attest:

___________________________________        (SEAL)
Name:    M'Liss Jones Kane
Title:   Secretary

Dated as of March 4, 1999                  HARDEE'S AT ONSLOW MALL,
                                           INC.


                                           By: ________________________
                                           Name:    Carl A. Strunk
                                           Title:   Executive Vice President


Attest:

___________________________________        (SEAL)
Name:    M'Liss Jones Kane
Title:   Secretary



Dated as of March 4, 1999                  CENTRAL IOWA FOOD
                                           SYSTEMS, INC.


                                           By: ________________________
                                           Name:    Carl A. Strunk
                                           Title:   Executive Vice President


Attest:

___________________________________        (SEAL)
Name:    M'Liss Jones Kane
Title:   Secretary

Dated as of March 4, 1999                  FAST FOOD RESTAURANTS, INC.


                                           By: ________________________
                                           Name:    Carl A. Strunk
                                           Title:   Executive Vice President


Attest:

___________________________________        (SEAL)
Name:    M'Liss Jones Kane
Title:   Secretary



Dated as of March 4, 1999                  HFS GEORGIA, INC.


                                           By: ________________________
                                           Name:    Carl A. Strunk
                                           Title:   Executive Vice President


Attest:

___________________________________        (SEAL)
Name:    M'Liss Jones Kane
Title:   Secretary



Dated as of March 4, 1999                  1233 CORPORATION


                                           By: ________________________
                                           Name:    Carl A. Strunk
                                           Title:   Executive Vice President


Attest:

___________________________________        (SEAL)
Name:    M'Liss Jones Kane
Title:   Secretary

Dated as of March 4, 1999                  FLAGSTAR ENTERPRISES, INC.


                                           By: ________________________
                                           Name:    Carl A. Strunk
                                           Title:   Executive Vice President


Attest:

___________________________________        (SEAL)
Name:    M'Liss Jones Kane
Title:   Secretary



Dated as of March 4, 1999                  SPARDEE'S REALTY, INC.


                                           By: ________________________
                                           Name:  Carl A. Strunk
                                           Title: Executive Vice President


Attest:

___________________________________        (SEAL)
Name:    M'Liss Jones Kane
Title:   Secretary

Dated as of March 4, 1999                  CHASE MANHATTAN BANK  AND TRUST
                                           COMPANY, NATIONAL ASSOCIATION



                                           By:_________________________
                                           Name:  Cecil D. Bobey
                                           Title: Assistant Vice President

                                   EXHIBIT A
                                 (Face of Note)

                                                       CUSIP No:[        (144A)]
                                                                [      (Reg. S)]
                                                                [        (ISIN)]

               9 1/8% [Series A][Series B] Senior Subordinated Notes due 2009

No.                                                              $200.0 million
                              CKE RESTAURANTS, INC.

promises to pay to ________________________________________ or registered assigns, the principal sum of _______________________________________ Dollars

on May 1, 2009.

Interest Payment Dates:  May 1 and November 1

Record Dates:  April 15 and  October 15

Dated:  March 4, 1999

                                       CKE RESTAURANTS, INC.



                                       By:______________________________________
                                          Name:  Carl A. Strunk
                                          Title: Executive Vice President
                                                 and Chief Financial Officer


                                       By:______________________________________
                                          Name:  Andrew F. Puzder
                                          Title: Executive Vice President
                                                 and Secretary

                                       (SEAL)

Certificate of Authentication:

This is one of the [Global] Notes
referred to in the within-mentioned Indenture:

Chase Manhattan Bank and Trust Company, National Association


By:_______________________________
        Authorized Signatory

Dated:  March 4, 1999

                                 (Back of Note)

         ___ % [Series A] [Series B] Senior Subordinated Notes due 2009

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO


----------
1. To be included only on Global Notes deposited with DTC as Depositary.

EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY EXCEPT (A) TO CKE RESTAURANTS, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS, OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE 2(F) ABOVE OR UPON ANY TRANSFER OF THE NOTE EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES," AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.]

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1. Interest. CKE Restaurants, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9 1/8% per annum from May 1, 1999 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 2(d) of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Due; provided, further, that the first Interest Payment Date shall be May 1, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of 12 30-day months.

        2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture (as defined below) with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Additional Interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest on all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        3. Paying Agent and Registrar. Initially, Chase Manhattan Bank and Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

        4. Indenture. The Company issued the Notes under an Indenture dated as of March 4, 1999 ("Indenture") among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Notes conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company initially limited to $200,000,000 in aggregate principal amount.

        5. Optional Redemption. The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after May 1, 2004 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on an interest payment date), if redeemed during the 12-month period commencing May 1, of the years set forth below:

            YEAR                                                 PERCENTAGE
            ----                                                 ----------
            2004 ...........................................     104.563%
            2005 ...........................................     103.042%
            2006 ...........................................     101.521%
            2007 and thereafter ............................     100.000%

               In addition, at any time prior to May 1, 2002, the Company may redeem up to 35% of the principal amount of the Notes with the proceeds of one or more sales by the Company of its Capital Stock (other than Disqualified Stock), at any time or from time to time in part, at a redemption price (expressed as a percentage of principal amount) of 109.125%, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the rights of Holders of record on the relevant regular record date that is prior to the redemption date to receive interest due on an interest payment date); provided that at least 65% of the aggregate principal amount of Notes remains outstanding after each such redemption; and provided further, that such redemption occurs within 90 days of the date of the closing of each such sale of Capital Stock.

        6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

        7. Offers to Purchase.

               (a) Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101 % of the principal amount thereof, plus accrued interest (if any) to the Payment Date.

        (b) Asset Sale. The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the Company or such Restricted Subsidiary receives consideration at least equal to the Fair Market Value of the assets sold or disposed of and (ii) at least 75% of the consideration (excluding contingent liabilities assumed by the transferee of such assets) received consists of cash or Temporary Cash Investments or the assumption of Senior Indebtedness of the Company or a Subsidiary Guarantor, provided that the Company or such Restricted Subsidiary is irrevocably released from all liability under such Indebtedness. In the event and to the extent that the Company or any of its Restricted Subsidiaries receive the Net Cash Proceeds from one or more Asset Sales, then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within 12 months after the date Net Cash Proceeds so received (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay (which in the case of the revolving credit facility is accompanied by a corresponding permanent commitment reduction) Senior Indebtedness of the Company or a Subsidiary Guarantor or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the 12-month period referred to in clause (i) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of Section 4.14 of the Indenture. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

        If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this
Section 4.14 totals at least $5,000,000, the Company must commence, not later than the fifteenth Business Day of such month, an Offer to Purchase to the Holders of the Notes and, to the extent required by the terms of any Pari Passu Indebtedness, an Offer to Purchase to all holders of such Pari Passu Indebtedness, the maximum principal amount of Notes and any such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price equal to 100% of the principal amount thereof, plus, in each case, accrued and unpaid interest and Additional Interest, if any, to the Payment Date. If the aggregate principal amount of Notes and any such Pari Passu Indebtedness tendered by holders thereof exceeds the amount of Excess Proceeds, the Notes and Pari Passu Indebtedness shall be purchased on a pro rata basis. Upon the completion of any such Offers to Purchase, the amount of Excess Proceeds shall be reset at zero.

        8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

        10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to provide for additional Subsidiary Guarantees as set forth in the Indenture or for the release or assumption of Subsidiary Guarantees in compliance with the Indenture, to make any change that would provide additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

        11. Defaults and Remedies. The Indenture provides that each of the following constitutes an Event of Default: (a) default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes, whether or not such payment is prohibited by the provisions described below under "--Ranking"; (b) default in payment when due of the principal of or premium, if any, on the Notes, whether or not prohibited by the provisions described below under "--Ranking"; (c) failure by the Company or any of its Subsidiaries to comply with Section 5.1, Section 4.14 or Section 4.15 of the Indenture; (d) failure by the Company or any of its Subsidiaries to comply with Section 4.7 or Section 4.10 of the Indenture, which failure continues for a period of 30 days or more; (e) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with any of the other agreements in the Indenture; (f) default under any Indebtedness of the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default: (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a

Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more; (g) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5,000,000, which judgments are not paid, discharged or stayed for a period of 60 days; (h) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect in any material respect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; (i) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (j) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

        12. Ranking. The Notes and the Subsidiary Guarantees are subordinated in right of payment, to the extent and in the manner provided in Article 11 and
Section 10.2 of the Indenture, to the prior payment in full of all Senior Indebtedness. The Company agrees, and each Holder by accepting a Note consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

        13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

        14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties),

JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        17. Additional Rights of Holders of Transfer Restricted Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, among the Company, the Subsidiary Guarantors and the Initial Purchasers (the "Registration Rights Agreements").

        18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

       The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                              CKE Restaurants, Inc.
                              401 W. Carl Karcher Way
                              Anaheim, California 92801
                              Telephone No.: (714) 774-5796
                              Attention: Vice President, Finance

        19. Governing Law. The Notes shall be governed by the laws of the state of New York.

                              SUBSIDIARY GUARANTEE

        The Subsidiary Guarantors listed below (hereinafter referred to as the "Subsidiary Guarantors," which term includes any successors or assigns under the Indenture and any additional Subsidiary Guarantors), have irrevocably and unconditionally guaranteed the Guarantee Obligations, which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the 9 1/8% Senior Subordinated Notes due 2009 (the "Notes") of CKE Restaurants, Inc., a Delaware corporation (the "Company"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest or Additional Interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

        The obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee.

        The obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly subordinated so Senior Indebtedness of the Subsidiary Guarantor as set forth in
Section 10.2 of the Indenture and reference is hereby made to such Section for the precise terms of such subordination.

        No stockholder, employee, officer, director or incorporator, as such, past, present or future of each Subsidiary Guarantor shall have any liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator.

        This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released or has no further force or effect in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

        This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

        The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

        THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

        The Subsidiary Guarantees shall be governed by the laws of the state of New York.

        Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of March 4, 1999              CARL KARCHER ENTERPRISES, INC.


                                       By: _________________________
                                       Name:  Carl A. Strunk
                                       Title: Executive Vice President

Attest:

_________________________________      (SEAL)
Name:  Robert A. Wilson
Title: Senior Vice President and
       Secretary



Dated as of March 4, 1999              BOSTON PACIFIC, INC.


                                       By: ________________________
                                       Name:  Carl A. Strunk
                                       Title: Executive Vice President


Attest:

___________________________________    (SEAL)
Name:  Robert A. Wilson
Title: Senior Vice President and
       Secretary



Dated as of March 4, 1999              CBI RESTAURANTS, INC.


                                       By: ________________________
                                       Name:  Carl A. Strunk
                                       Title: Executive Vice President


Attest:

___________________________________    (SEAL)
Name:  Robert A. Wilson
Title: Senior Vice President and
       Secretary

Dated as of March 4, 1999              TACO BUENO WEST, INC.


                                       By: ________________________
                                       Name:    Carl A. Strunk
                                       Title:   Executive Vice President


Attest:

___________________________________    (SEAL)
Name:  Robert A. Wilson
Title: Senior Vice President and
       Secretary



Dated as of March 4, 1999              CARL'S JR. REGION VIII, INC.


                                       By: ________________________
                                       Name:    Carl A. Strunk
                                       Title:   Executive Vice President


Attest:

___________________________________    (SEAL)
Name:  M'Liss Jones Kane
Title: Secretary



Dated as of March 4, 1999              TACO BUENO RESTAURANTS, INC.


                                       By: ________________________
                                       Name:    Carl A. Strunk
                                       Title:   Executive Vice President


Attest:

___________________________________    (SEAL)
Name:  Robert A. Wilson
Title: Senior Vice President and
       Secretary

Dated as of March 4, 1999              TACO BUENO EQUIPMENT COMPANY


                                       By: ________________________
                                       Name:    Carl A. Strunk
                                       Title:   Executive Vice President


Attest:

___________________________________    (SEAL)
Name:    Robert A. Wilson
Title:   Senior Vice President and
         Secretary



Dated as of March 4, 1999              TACO BUENO TEXAS, L.P.

                                       By: TACO BUENO RESTAURANTS, INC.


                                       By: ________________________
                                       Name:    Carl A. Strunk
                                       Title:   Executive Vice President


Attest:

___________________________________    (SEAL)
Name:    Robert A. Wilson
Title:   Senior Vice President and
         Secretary

Dated as of March 4, 1999              HARDEE'S FOOD SYSTEMS, INC.


                                       By: ________________________
                                       Name:    Carl A. Strunk
                                       Title:   Executive Vice President


Attest:

___________________________________    (SEAL)
Name:    M'Liss Jones Kane
Title:   Secretary



Dated as of March 4, 1999              BURGER CHEF SYSTEMS, INC.


                                       By: ________________________
                                       Name:    Carl A. Strunk
                                       Title:   Executive Vice President


Attest:

___________________________________    (SEAL)
Name:    M'Liss Jones Kane
Title:   Secretary



Dated as of March 4, 1999              HED, INC.


                                       By: ________________________
                                       Name:    Carl A. Strunk
                                       Title:   Executive Vice President


Attest:

___________________________________    (SEAL)
Name:    M'Liss Jones Kane
Title:   Secretary

Dated as of March 4, 1999              HFS VENTURES, INC.


                                       By: ________________________
                                       Name:    Carl A. Strunk
                                       Title:   Executive Vice President
Attest:

___________________________________    (SEAL)
Name:    M'Liss Jones Kane
Title:   Secretary



Dated as of March 4, 1999              HARDEE'S AT ONSLOW MALL, INC.


                                       By: ________________________
                                       Name:    Carl A. Strunk
                                       Title:   Executive Vice President


Attest:

___________________________________    (SEAL)
Name:    M'Liss Jones Kane
Title:   Secretary

Dated as of March 4, 1999              CENTRAL IOWA FOOD SYSTEMS, INC.


                                       By: ________________________
                                       Name:    Carl A. Strunk
                                       Title:   Executive Vice President


Attest:

___________________________________    (SEAL)
Name:    M'Liss Jones Kane
Title:   Secretary



Dated as of March 4, 1999              FAST FOOD RESTAURANTS, INC.


                                       By: ________________________
                                       Name:    Carl A. Strunk
                                       Title:   Executive Vice President


Attest:

___________________________________    (SEAL)
Name:    M'Liss Jones Kane
Title:   Secretary

Dated as of March 4, 1999              HFS GEORGIA, INC.


                                       By: ________________________
                                       Name:    Carl A. Strunk
                                       Title:   Executive Vice President


Attest:

___________________________________    (SEAL)
Name:    M'Liss Jones Kane
Title:   Secretary



Dated as of March 4, 1999              1233 CORPORATION


                                       By: ________________________
                                       Name:    Carl A. Strunk
                                       Title:   Executive Vice President


Attest:

___________________________________    (SEAL)
Name:    M'Liss Jones Kane
Title:   Secretary



Dated as of March 4, 1999              FLAGSTAR ENTERPRISES, INC.


                                       By: ________________________
                                       Name:    Carl A. Strunk
                                       Title:   Executive Vice President


Attest:

___________________________________    (SEAL)
Name:    M'Liss Jones Kane
Title:   Secretary

Dated as of March 4, 1999              SPARDEE'S REALTY, INC.


                                       By: __________________________
                                       Name:  Carl A. Strunk
                                       Title: Executive Vice President


Attest:

___________________________________    (SEAL)
Name:    M'Liss Jones Kane
Title:   Secretary

                                ASSIGNMENT FORM


        To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to



________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________


Date:____________________________


         Your Signature:_______________________________________________________
                    (Sign exactly as your name appears on the face of this Note)


Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE


        If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or 4.15 of the Indenture, check the box below:

               [ ] Section 4.14           [ ] Section 4.15

        If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $ __________


Date: __________             Your Signature:____________________________________
                                 (Sign exactly as your name appears on the Note)

                             Tax Identification No.:____________________________


Signature Guarantee.

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(2)


               The following exchanges of a part of this Global Note for an interest in another Global Notes or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                           Principal Amount of          Signature of
                    Amount of decrease in      Amount of increase in         this Global Note       authorized officer of
                    Principal Amount of         Principal Amount of      following such decrease      Trustee or Note
 Date of Exchange     this Global Note            this Global Note            (or increase)              Custodian
 ----------------   ---------------------      ---------------------     -----------------------    ---------------------






----------
(2) This should be included only if the Note is issued in global form.

                                   EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

CKE Restaurants, Inc.
401 W. Carl Karcher Way
Anaheim, California  92801
Telephone No.: (714) 774-5796
Attention: General Counsel

Chase Manhattan Bank and Trust Company,
  National Association
101 California Street, Suite 2725
San Francisco, California  94111

        RE: 9 1/8% SENIOR SUBORDINATED NOTES DUE 2009

Dear Sirs:

               Reference is hereby made to the Indenture, dated as of March 4, 1999 (the "Indenture"), among CKE Restaurants, Inc., as issuer (the "Company"), the Subsidiary Guarantors named therein and Chase Manhattan Bank and Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. _________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $__________ in such Note[s] or interests (the "Transfer"), to ____________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:


[CHECK ALL THAT APPLY]

        1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and the interest transferred will be held immediately thereafter through Euroclear or Cedel. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

               (a) [ ] Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

               (b) [ ] Such Transfer is being effected to the Company or a subsidiary thereof; or

               (c) [ ] Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

               (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Company, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

        4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

               (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

               (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

               (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

        ___________________________
        [Insert Name of Transferor]


        By: __________________
          Name:
          Title:

Dated:  _______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.      The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

               (a)    [ ]       a beneficial interest in the:

                      (i)       [ ]  144A Global Note (CUSIP ____), or

                      (ii)      [ ]  Regulation S Global Note (CUSIP ____), or

               (b)    [ ]       a Restricted Definitive Note.

2.      After the Transfer the Transferee will hold:

                                   [CHECK ONE]

               (a)    [ ]       a beneficial interest in the:

                      (i)       [ ]  144A Global Note (CUSIP ____), or

                      (ii)      [ ]  Regulation S Global Note (CUSIP ____); or

                      (iii)     [ ]  Unrestricted Global Note (CUSIP ____); or

               (b)    [ ]       a Restricted Definitive Note; or

               (c)    [ ]       an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                   EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE


CKE Restaurants, Inc.
401 W. Carl Karcher Way
Anaheim, California  92801
Telephone No.: (714) 774-5796
Attention: General Counsel

Chase Manhattan Bank and Trust Company,
  National Association
101 California Street, Suite 2725
San Francisco, California  94111

Re:     9 1/8% SENIOR SUBORDINATED NOTES DUE 2009

Dear Sirs:

               Reference is hereby made to the Indenture, dated as of March 4, 1999 (the "Indenture"), between CKE Restaurants, Inc., as issuer (the "Company"), the Subsidiary Guarantors named therein and Chase Manhattan Bank and Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               _____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $___________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

        1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

               (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

               (b) [ ] Check if Exchange is from beneficial interest in a RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

               (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

               (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

        2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

               (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

               (b) [ ] Check if Exchange is from Restricted Definitive Note to BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the:
[CHECK ONE] 144A Global Note or Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

               This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

_______________________
[Insert Name of Owner]


By:___________________
   Name:
   Title:

Dated: _________________

                                   EXHIBIT D

                       FORM OF CERTIFICATE FROM ACQUIRING
                        INSTITUTIONAL ACCREDITED INVESTOR

CKE Restaurants, Inc.
401 W. Carl Karcher Way
Anaheim, California  92801
Telephone No.: (714) 774-5796
Attention: General Counsel

Chase Manhattan Bank and Trust Company,
National Association
101 California Street, Suite 2725
San Francisco, California  94111

Re:     9 1/8% SENIOR SUBORDINATED NOTES DUE 2009

Dear Sirs:

        Reference is hereby made to the Indenture, dated as of March 4, 1999 (the "Indenture"), between CKE Restaurants, Inc., as issuer (the "Company"), the Subsidiary Guarantors named therein and Chase Manhattan Bank and Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        In connection with our proposed purchase of $____________ aggregate principal amount of: (a) a beneficial interest in a Global Note, or (b) a Definitive Note, we confirm that:

        1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

        2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if the proposed transfer is in respect of an aggregate principal amount of Notes of less than $100,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities

Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

        3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Initial Purchasers.

        4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

        5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.



___________________________________
[Insert Name of Accredited Investor]


By:     __________________________
        Name:
        Title:

Dated:  ____________________, ____

                                   EXHIBIT E

                         FORM OF SUPPLEMENTAL INDENTURE
                          TO BE DELIVERED BY SUBSEQUENT
                              SUBSIDIARY GUARANTORS

        Supplemental Indenture (this "Supplemental Indenture"), dated as of _________, among ___________ (the "Guaranteeing Subsidiary"), a subsidiary of CKE Restaurants, Inc. (or its permitted successor) a Delaware corporation (the "Company"), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and Chase Manhattan Bank and Trust Company, National Association, as trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 4, 1999 providing for the issuance of 9 1/8% Senior Subordinated Notes due 2009 (the "Notes");

        WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which newly-acquired or created Subsidiary Guarantors shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

        WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

        1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        2. Agreement to Guarantee. The Guaranteeing Subsidiary irrevocably and unconditionally guarantees the Guarantee Obligations, which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest and Additional Interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

        The obligations of Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee.

        No stockholder, employee, officer, director or incorporator, as such, past, present or future of the Guaranteeing Subsidiary shall have any liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator.

        This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guaranteeing Subsidiary and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

        The Obligations of the Guaranteeing Subsidiary under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

        THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

        3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.



                                      E-2